SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2019

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90-92 Main Street, Wellsboro, PA		16901
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code (570) 724-3411

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

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ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2019, Jan E. Fisher, a director of Citizens & Northern Corporation (the "Corporation") and its wholly-owned banking subsidiary, Citizens & Northern Bank (the "Bank"), communicated to the Board of Directors her intent to resign as a director of the Corporation, effective as of the Corporation’s annual meeting of shareholders on April 18, 2019, even though there would be one year remaining in her term as director. She will also resign as a director of the Bank effective as of April 18, 2019. Mrs. Fisher’s decision to resign was not the result of a disagreement with the Corporation on any matter relating to the Corporation’s or the Bank’s operations, policies or practices.

Attached as Exhibit 99.1 is the Press Release issued by the Corporation announcing Mrs. Fisher’s resignation.

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ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press Release of Citizens & Northern Corporation dated March 1, 2019

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: 3/1/19	By:	/s/ Mark A. Hughes
Treasurer and Chief Financial Officer

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